UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2016

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2016 Annual Meeting of Shareholders (Meeting) on May 26, 2016.  There were issued and outstanding and entitled to vote at the Annual Meeting 8,103,105 shares of common stock.  Present at the meeting, in person or by proxy, were 7,036,041 shares of common stock of the Company.  The matters set forth below were voted upon:

Proposal No. 1 – Election of Directors

The election of eight nominees for the Board of Directors who will serve for a one-year term was voted on by the shareholders.  The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	Votes For	Votes Withheld	Non Votes

Robert H. Bartlein	4,198,389	17,607	2,820,045
Jean W. Blois	4,199,089	16,907	2,820,045
John D. Illgen	4,199,089	16,907	2,820,045
James W. Lokey	4,207,089	8,907	2,820,045
Shereef Moharram	4,199,389	16,607	2,820,045
William R. Peeples	4,206,189	9,807	2,820,045
Martin E. Plourd	4,206,189	9,807	2,820,045
Kirk B. Stovesand	4,206,389	9,607	2,820,045

Proposal No.2 – Shareholder Advisory (Non-Binding) Vote on Executive Compensation

The Inspector of Elections certified the following vote tabulations to approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Abstain	Non-Votes
3,924,030	116,296	175,296	2,820,045

Proposal No. 3 - Ratification of the Company’s Independent Auditors

The Inspector of Elections certified the following vote tabulations for the proposal to ratify the selection of RSM US LLP, which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain
7,004,663	5,122	26,256

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2016

COMMUNITY WEST BANCSHARES

By:	/s/Charles G. Baltuskonis

Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer